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                          LOAN AND SECURITY AGREEMENT
                                    NO. 1969


                                 By and Between


                          DVI FINANCIAL SERVICES INC.


                                      and


                        HEALTHCARE IMAGING SERVICES INC.





        Executed September 30, 1998, to be effective as of October 1,
                                     1998









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                      LOAN AND SECURITY AGREEMENT NO. 1969


      THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is executed September 30, 1998, to become effective as of October 1, 1998, by and between HEALTHCARE IMAGING SERVICES, INC., ("Borrower") and DVI FINANCIAL SERVICES INC. ("Lender").

                                   BACKGROUND

      A. Borrower has requested that Lender extend a bridge loan to Borrower, which Lender is willing to do on the terms set forth herein.

      B. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in Section 10 of this Agreement.

      NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    TERM LOAN; USE OF PROCEEDS.

      1.1 Term Loan. Lender will lend to Borrower and Borrower will borrow from Lender the aggregate amount of Fourteen Million Dollars ($14,000,000.00) (the "Term Loan"). Borrower's obligation to repay the Term Loan shall be evidenced by Borrower's promissory note (the "Note") in the face amount of Fourteen Million Dollars ($14,000,000.00), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in.

      1.2. Use of Proceeds. Borrower agrees to use the proceeds of the Term Loan to finance, in part, the acquisition of substantially all of the assets of the Beran Companies.

2.    INTEREST RATE.

      2.1. Interest on Term Loan. Interest on the unpaid principal balance of the Term Loan will accrue until final payment thereof at the rate per annum which is equal to twelve percent (12%).

      2.2. Default Interest. Interest will accrue on the principal balance of the Term Loan after the occurrence of an Event of Default at a rate equal to eighteen percent (18%) (the "Default Rate").

      2.3. Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid in full.

      2.4. Calculation. Interest will be computed on the basis of a year of 360 days comprised of twelve (12) 30-day months and paid for the actual number of days elapsed.

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      2.5. Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Lender may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Lender. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

3.    PAYMENTS AND FEES.

      3.1. Principal and Interest Payments on the Term Loan. Borrower will pay the principal of the Term Loan and accrued interest thereon as follows:

                  Interest Only. Borrower will pay accrued interest only as follows:

                  November 1, 1998        $0
                  December 1, 1998        $140,000.00
                  January 1, 1999         $140,000.00
                  February 1, 1999        $140,000.00

                  Principal and Interest.  Borrower will pay:

                  March 1, 1999           $308,338.38
                  April 1, 1999           $308,338.38

          Balloon. All remaining principal of the Term Loan and all accrued interest due thereon shall be due and payable in full on the Maturity Date.

      3.2 Net Proceeds. In addition to the payments required under Section 3.1 hereof, Borrower shall also pay to Lender all Net Proceeds of any debt (including senior or subordinate debt) or any equity offering consummated by Borrower prior to the Maturity Date.

      3.3. Commitment Fee. Borrower shall pay to Lender a one-time commitment fee of One Hundred Fifty Thousand Dollars ($150,000.00), to be paid contemporaneously herewith.

      3.4. Late Charge. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days, in addition to paying such sums, Borrower will pay to Lender a late charge equal to five percent (5%), of such past due payment as compensation for the expenses incident to such past due payment.

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      3.5. Application of Payments. Any and all payments on account of the Term
Loan will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Lender, in its discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

      3.6. Indemnity. Borrower will indemnify Lender against any loss or expense which Lender sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Lender sustains or incurs any such loss or expense it will from time to time notify Borrower in writing of the amount determined in good faith by the Lender to be necessary to indemnify Lender for the loss or expense. Such amount will be due and payable by Borrower to Lender within ten (10) days after presentation by Lender of a statement setting forth a brief explanation of and Lender's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Lender under this Section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment.

4.    SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.

      4.1. Personal Property. As security for the full and timely payment and performance of all DVI Indebtedness, Borrower hereby grants, or will cause to be granted, to Lender a security interest in all of the following:

            (a) All of Obligors' present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by any Obligor or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of Obligors' rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation,
(iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) chooses-in-action, claims and judgments, (vi) any return of unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

            (b) All of Obligors' present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in Obligors' businesses) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by any Obligor, all documents of title covering any of such goods or inventory and all products and proceeds of any of the foregoing.


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            (c) All of Obligors' present and future general intangibles
(including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

            (d) All of Obligors' present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, all documents of title covering any of such goods or inventory and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

            (e) All of Obligors' present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of any Obligor or any service bureau.

            (f) All letters of credit now existing or hereafter issued naming an Obligor as a beneficiary or assigned to an Obligor, including the right to receive payment thereunder, and all documents and records associated therewith.

            (g) Those certain securities described on Schedule 4.1(g) hereto, all additional securities pledged to Lender from time to time, together with all cash, stock or other dividends paid upon such securities; all securities received in addition to or in exchange for such securities; all subscription rights incident to such securities; any other distribution in respect of such securities in any form; and the proceeds thereof. All of such securities shall be freely assignable and transferable to Lender, and shall be accompanied by such stock pledge agreements and blank stock powers with signatures guaranteed as Lender may require.

            (h) All deposits, funds, instruments, documents, policies, evidences and certificates of insurance, securities, chattel paper and other assets of any Obligor or in which Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Lender or owing by Lender to any Obligor or in transit by mail or carrier to Lender or in the possession of any other Person acting on Lender's behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Lender has conditionally released the same, and in all assets of Obligors in which Lender now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.


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     4.2. General. The collateral described above in Section 4.1 is collectively referred to herein as the "Collateral".

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

      5.1. Valid Organization, Good Standing and Qualification (Borrower). Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

            Valid Organization, Good Standing and Qualification (Guarantor). Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of Guarantor or the ability of Guarantor to perform its obligations under the Loan Documents.

      5.3. Licenses. Borrower and Guarantor have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction, except where the failure to have such licenses, registrations, approvals and other authority would not have a material adverse effect on Borrower or Guarantor as applicable.

      5.4. Ownership Interests The ownership of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of Guarantor and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on
Schedule 5.4 attached hereto.

      5.5. Subsidiaries. Except as set forth on Schedule 5.5 attached hereto, neither Borrower nor Guarantor owns any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).



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      5.6.  Financial Statements.

            (a) Borrower's Statement. Borrower has furnished to Lender the audited financial statements of Borrower and its Subsidiaries certified without qualification by independent public accountants as of December 31, 1997 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements as of June 30, 1998. Such financial statements of Borrower and its Subsidiaries (together with the related notes and comments), are correct and complete in all material respects, fairly present in all material respects the financial condition and the assets and liabilities of Borrower and its Subsidiaries at such dates, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

            (b) Sellers' Statements. Borrower has furnished to Lender the audited financial statements of Sellers certified without qualification by independent certified public accountants as of December 31, 1997. To the best of Borrower's knowledge, after due inquiry, such statements are correct and complete in all material respects, fairly present in all material respects the financial condition and assets of the Sellers and have been prepared in accordance with GAAP.

      5.7. No Material Adverse Change in Financial Condition. There has been no material adverse change in the financial condition of Borrower and its Subsidiaries sinceDecember 31, 1998.

      5.8. Pending Litigation or Proceedings. Except as set forth on Schedule
5.8 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or Guarantor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which individually or in the aggregate, if finally determined adversely to Borrower or Guarantor, involves the possibility of any judgment or liability in excess of One Hundred Thousand Dollars ($100,000.00), or which individually or in the aggregate may materially and adversely affect any of their activities, properties or financial condition, their rights to carry on activities as now conducted, or their ability to perform their obligations under this Agreement, the Loan Documents or the Acquisition Documents.

      5.9. Due Authorization; No Legal Restrictions. The execution and delivery by Borrower and Guarantor of the Loan Documents and the Acquisition Documents, the consummation of the transactions contemplated by the Loan Documents and the Acquisition Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents and the Acquisition
Documents: (a) have been duly authorized by all requisite corporate action of Borrower and Guarantor, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower's or Guarantor's Certificates of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which Borrower or Guarantor is a party or by which either of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or Guarantor under the terms or provisions of any such agreement or instrument, except liens in favor of Lender.

      5.10. Enforceability. The Loan Documents have been duly executed by the Obligors and delivered to Lender and constitute legal, valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles or remedies affecting creditors' rights generally or the availability of equitable remedies.

      5.11. No Default Under Other Obligations, Orders or Governmental Regulations. Neither Borrower nor Guarantor are in violation of its Certificate of Incorporation or in default in the performance or observance of any of their obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and Borrower and Guarantor are not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to them or by which their properties may be bound or affected, except for any violation or default which would not have a material adverse affect on Borrower or Guarantor, as applicable .

      5.12 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower or Guarantor is required in connection with the execution, delivery or performance by Borrower or Guarantor of the Loan Documents or the consummation of the transactions contemplated thereby.

      5.13 Taxes. Borrower and Guarantor have filed when due all tax returns which they are required to file and have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it, except such taxes (other than real estate taxes which must be paid regardless of challenge), if any, as are being contested in good faith and as to which adequate reserves have been provided. Such tax returns are complete and accurate in all material respects. Borrower does not know of any proposed additional assessment or basis for any assessment of additional taxes.

      5.14. Title to Collateral. The Collateral is and will be owned by Borrower or Guarantor, as the case may be, free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the DVI Lenders and those liens and encumbrances permitted under Section 6.8 below. Borrower and Guarantor will defend the Collateral against any claims of all Persons other than the DVI Lenders.

      5.15. Addresses. During the past five (5) years, neither Borrower or Guarantor (which was incorporated in September 1998) has been known by any names (including tradenames) other than those set forth in Schedule 5.15 attached hereto and has been located at any addresses other than those set forth on Schedule 5.15 attached hereto. The portions of the Collateral which are tangible property and Borrower's and Guarantor's books and records pertaining thereto will at all times be located at the addresses set forth on
Schedule 5.15; or such other location determined by Borrower and Guarantor after prior notice to Lender and delivery to Lender of any items requested by Lender to maintain perfection and priority of Lender's security interests and access to Borrower's and Guarantor books and records. Schedule 5.15 identifies the chief executive office of Borrower and Guarantor.

      5.16. Current Compliance. Borrower and Guarantor are currently in compliance with all of the terms and conditions of the Loan Documents.

      5.17. Pension Plans. Except as disclosed on Schedule 5.17 hereto, (a) Borrower and Guarantor have no obligations with respect to any employee pension benefit plan ("Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of Borrower or Guarantor which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Borrower's and Guarantor's Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) Borrower and Guarantor have no existing liability to the PBGC. Borrower and Guarantor are not subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

      5.18. Leases and Contracts. Borrower and Guarantor have complied with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) including, without limitation, the Acquisition Documents, to which they are a party and are not, to the best of Borrower's and Guarantor's knowledge, in default thereunder. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

      5.19. Business Interruptions. Within five (5) years prior to the date hereof, neither the business, Collateral nor operations of Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower. There are no pending or, to the best of Borrower's knowledge, threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrower.

      5.20. Accuracy of Representations and Warranties. No representation or warranty by Borrower or Guarantor contained herein or in any certificate or other document furnished by Borrower or Guarantor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrower or Guarantor knows or should know and has not disclosed to Lender, which does or is reasonably likely to materially and adversely affect Borrower, or Guarantor or any of their operations.

      5.21. Interrelatedness of Borrower and Guarantor. The business operations of Borrower and Guarantor are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of the Term Loan will directly or indirectly benefit Borrower and Guarantor hereunder, severally and jointly, regardless of who receives part or all of the proceeds of such proceeds.


6. GENERAL COVENANTS. Except with the prior written consent of Lender, Borrower and Guarantor will comply with the following:

      6.1. Payment of Principal, Interest and Other Amounts Due. Borrower will pay when due all DVI Indebtedness and all other amounts payable by it hereunder.

      6.2. Limitation on Sale and Leaseback. Neither Borrower nor Guarantor will enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which Borrower shall intend to use for substantially the same purposes as the property sold or transferred.

      6.3. Limitation on Indebtedness. Neither Borrower or Guarantor will have at any time outstanding to any Person other than Lender, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except:

            (a) Current accounts payable incurred in the ordinary course of Borrower's or Guarantor's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Borrower's and/or Guarantor's, as the case may be, business;

            (b) Existing Indebtedness and Capitalized Lease Obligations described on Schedule 6.3.

            Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Lender.

      6.4. Guaranties. Neither Borrower nor Guarantor will directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount (except for the settlement of accounts receivable in the ordinary course of business), sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person.

      6.5. Disposition of Assets. Neither Borrower nor Guarantor will sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales of inventory in the ordinary course for fair consideration or the replacement of obsolete equipment in the ordinary course.

      6.6. Merger; Consolidation; Business Acquisitions; Subsidiaries. Neither Borrower nor Guarantor will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries.

      6.7. Taxes; Claims for Labor and Materials. Borrower and Guarantor will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon them or their income, profits, payroll or any property belonging to them, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets; provided that they shall not be required to pay any such tax (other than real estate taxes which must be paid regardless of challenge), assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by them, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and they shall have set aside on its books, adequate reserves with respect thereto. Neither Borrower nor Guarantor will file, or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary or Borrower.

      6.8. Liens. Neither Borrower nor Guarantor will create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

            (a) Security interests, liens and mortgages held by the DVI Lenders;

            (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

            (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which materially impairs the use of such property by Borrower or Guarantor in the operation of its business; or

            (d) Liens and security interests listed on Schedule 6.8 attached hereto.

            Neither Borrower nor Guarantor shall enter into any agreement with any other Person which shall prohibit the Borrower from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Borrower or Guarantor to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of their respective assets in favor of the Lender.

      6.9. Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Borrower and Guarantor (a) will obtain, preserve and keep in full force and effect their separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of their businesses or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by them or the business transacted by them requires such qualification except where the failure to obtain or maintain such qualification would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of Borrower or the Guarantor or the ability of Borrower or Guarantor to perform their respective obligations under the Loan Document; (c) will continue to operate their respective businesses as presently operated and (d) will comply in all material respects with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

      6.10. Maintenance of Properties. Borrower and Guarantor will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

      6.11. Insurance. Borrower and Guarantor will carry adequate insurance issued by an insurer reasonably acceptable to Lender, in amounts acceptable to Lender (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be reasonably required by Lender, and in addition, will carry business interruption insurance in such amounts as may be reasonably required by Lender. In the case of insurance on any of the Collateral, Borrower and Guarantor shall carry insurance in the full insurable value thereof and cause Lender to be named as insured mortgagee with respect to all real property, loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Lender by the insurance carrier prior to cancellation or material modification of such insurance coverage.

      Borrower and Guarantor shall cause to be delivered to Lender the insurance policies for the insurance coverage required pursuant to this Section
6.11 or in the alternative, evidence of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Borrower and Guarantor shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Lender and not to Borrower and Guarantor and Lender jointly.

      In the event of any loss, Borrower or Guarantor will give Lender immediate notice thereof and Lender may make proof of loss whether the same is done by Borrower or Guarantor. Lender is granted a power of attorney by Borrower or Guarantor with full power of substitution to file any proof of loss in Borrower's, Guarantor's or Lender's name, to endorse Borrower's or Guarantor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

      In the event of any loss, Lender, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Lender may elect, the DVI Indebtedness, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrower or Guarantor for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Lender of such repair or replacement, in either case without waiving or impairing the DVI Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Borrower and Guarantor to Lender upon demand. Borrower nor Guarantor shall take out any insurance without having Lender named as loss payee or additional insured thereon. Borrower and Guarantor shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

      6.12. Inspections; Examinations. Borrower and Guarantor hereby irrevocably authorize and direct all accountants and auditors employed by them at any time to exhibit and deliver to Lender copies of any and all of Borrower's and Guarantor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Lender any information they may have concerning Borrower's and Guarantor's financial status and business operations. Borrower and Guarantor further authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower or Guarantor , whether made by Borrower, Guarantor or otherwise.

            The officers of Lender, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrower, examine (either by Lender's employees or by independent accountants) any of the Collateral or other assets of Borrower or Guarantor, including the books of account of Borrower and Guarantor and discuss the affairs, finances and accounts of Borrower or Guarantor with its officers and with its independent accountants, at such times as Lender may reasonably desire; provided, however, that prior to the occurrence of an Event of Default, Lender will give reasonable prior notice of any such examination and will only conduct such an examination during regular business hours.

      6.13. Default Under Other Indebtedness. Neither Borrower nor Guarantor will permit any of its Indebtedness to be in default. If any Indebtedness of Borrower or Guarantor is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrower or Guarantor, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower or Guarantor will immediately give Lender written notice of such declaration, acceleration or right of declaration.

      6.14. Pension Plans. Borrower and Guarantor will (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower or Guarantor in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower's and Guarantor's Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and
(d) notify Lender immediately upon receipt by Borrower or Guarantor of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Lender, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower or Guarantor files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

      6.15. Transactions with Affiliates. Borrower will not enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Lender. Borrower will not make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in Schedule 6.15 attached hereto. Borrower will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, directors and officers (other than reasonable salaries payable to officers for services actually performed) to be subordinated in all respects to all present and future DVI Indebtedness and will not make any payments thereon, except as approved by Lender in writing.

      6.16.       Restriction on Stock Transfer.

                  By Guarantor. Guarantor will not directly or indirectly issue, transfer, sell or otherwise dispose of, or part with control of, or permit the transfer of, any shares of its capital stock.

          (b) By Borrower. Except in connection with the cashless exercise of options issued by Borrower, Borrower will not directly or indirectly redeem or purchase any of its stock or any option, warrant or other rights to obtain any stock of the Borrower, including, without limitation, any stock, options, warrants or other rights to obtain stock of Borrower held by Biltmore Securities, Inc. or any of the Sellers except in accordance with the terms of the DVI Warrant (as hereafter defined) or any other warrants issued by Borrower to Lender.

      6.17. Name or Address Change. Neither Borrower nor Guarantor will change its name or address except upon thirty (30) days prior written notice to Lender and delivery to Lender of any items requested by Lender to maintain perfection and priority of Lender's security interests and access to Borrower's books and records.

      6.18. Notices. Borrower and Guarantor will promptly notify Lender of (a) any action or proceeding brought against Borrower or Guarantor wherein such action or proceeding would, if determined adversely to Borrower or Guarantor result in liability of Borrower or Guarantor in excess of Twenty-Five Thousand Dollars ($25,000.00) individually, or One Hundred Thousand Dollars, ($100,000.00) in the aggregate, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, would become an Event of Default, (d) the failure of Borrower or Guarantor to observe any of its material undertakings under the Loan Documents, or (e) any material adverse change in the assets, business, operations or financial condition of Borrower or Guarantor.

      6.19. Additional Documents and Future Actions. Borrower and Guarantor will, at its sole cost, take such actions and provide Lender from time to time with such agreements, financing statements and additional instruments, documents or information as the Lender may in its discretion deem reasonably necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Lender to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower and Guarantor each hereby authorizes and appoints Lender as its attorney-in-fact, with full power of substitution, to take such actions as Lender may deem reasonably necessary to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's or Guarantor's behalf and file at Borrower's or Guarantor's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Lender to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower's or Guarantor's behalf such other documents and notices as Lender may deem reasonably necessary to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrower and Guarantor irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

      6.20. Material Adverse Contracts. Neither Borrower nor Guarantor will become or be a party to any contract or agreement which has a materially adverse impact on Borrower's or Guarantor's ability to perform under this Agreement, the loan documents or the Acquisition Documents.

      6.21. Purchase Agreement. Neither Borrower nor Guarantor will amend any of the terms of the Acquisition Documents or waive any of their material rights or remedies thereunder in any manner adverse to Lender without the prior written consent of Lender. Borrower will comply in all material respects with the terms of the Acquisition Documents.

      6.22 Financial Information. Borrower and Guarantor will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Borrower and Guarantor will deliver to Lender with reasonable promptness, all financial data, statements and information in respect of the condition, operation and affairs of Borrower or Guarantor as Lender may reasonably request from time to time.

      6.23 Financing. At all times during the term of this Agreement, Borrower shall use its best efforts to obtain financing in an amount sufficient to repay in full all amounts due under the Loan Documents on or before the Maturity Date. Borrower agrees to provide Lender with a written update of its efforts to secure such financing upon Lender's request, but not more often than monthly.

7. CONDITIONS OF CLOSING. The obligation of Lender to make available the Term Loan is subject to the performance by Borrower and Guarantor of all of their agreements to be performed hereunder and to the following further conditions (any of which may be waived by Lender):

      7.1. Loan Documents. Borrower, Guarantor and all other required Persons will have executed and delivered to Lender the Loan Documents.

      7.2. Representations and Warranties. All representations and warranties of Borrower and Guarantor set forth in the Loan Documents will be true at and as of the date hereof.

      7.3. No Default. No condition or event shall exist or have occurred which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

      7.4. Proceedings and Documents. All proceedings taken by Borrower and Guarantor in connection with the transactions contemplated by this Agreement, the Acquisition Documents and all documents incident to such transactions shall be satisfactory in form and substance to Lender and Lender's counsel, and Lender shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Each of Borrower and Guarantor shall have delivered to Lender a certificate, in form and substance satisfactory to Lender, dated the date hereof and signed on behalf of the Borrower by an officer of Borrower, and on behalf of the Guarantor by an officer of Guarantor certifying (a) true copies of the Certificate of Incorporation and bylaws of the Borrower in effect on such date,
(b) true copies of all corporate actions taken by Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of the Borrower and the Guarantor authorized to execute and deliver this Agreement and the other Loan Documents as well as the Acquisition Documents. Lender may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Lender.

      7.5. Landlord's Release and Waiver Agreements. Lender shall have received a landlord's release and waiver agreement, satisfactory in form and substance to Lender, from each landlord for each location leased by Borrower or Guarantor.

      7.6. Delivery of Other Documents. The following documents shall have been delivered by or on behalf of Borrower and Guarantor to Lender:

            (a) Good Standing Certificates. A good standing certificate of the Department of State of Delaware certifying to the good standing and corporate status of Borrower and Guarantor, good standing/foreign qualification certificates from all other jurisdictions in which Borrower is required to be qualified to do business.

            (b) Authorization Documents. Evidence of authorization of Borrower's and Guarantor's execution and full performance of this Agreement, the Loan Documents, the Acquisition Documents and all other documents and actions required hereunder.

            (c) Insurance. Evidence of the insurance coverage required under
Section 6.11.

            (d) Opinion of Counsel. An opinion of counsel for Borrower and Guarantor in form and content reasonably satisfactory to Lender.

            (e) Financial Information. The 1997 audited financial statements of Sellers, as prepared by Borrower's certified public accountants.

                     Lien Search. Copies of record searches (including
UCC searches and judgments, suits, tax and other lien searches), acceptable to Lender.

            (g) No Material Adverse Change. Evidence satisfactory to the Lender that no material adverse change has occurred with respect to the Borrower and Guarantor sinceDecember 31, 1997.

            (h) Licenses and Approvals. Copies of all licenses, approvals, consents, authorizations and filings of Borrower and Guarantor, required or necessary for the operation by Borrower and Guarantor of their businesses.

            (i) Acquisition Documents. Copies of all Acquisition Documents as executed and delivered by the applicable parties thereto, together with evidence satisfactory to Lender of the consummation of all conditions (except funding) of the transaction contemplated thereby.

            (j) Warrants. Delivery to Lender of warrants issued by Borrower entitling Lender to purchase up to 400,000 shares of Borrower's common stock for a strike price per share equal to the lesser of (i) Two Dollars ($2.00), or
(ii) the then market value and such other terms and conditions as the Lender shall reasonably require (the "DVI Warrants")

            (k) Sellers Litigation. Delivery of evidence satisfactory to Lender that any pending or threatened litigation against any of the Sellers will not
(i) affect in any manner whatsoever the transaction contemplated hereby or in the Acquisition Documents, (ii) encumber or affect Guarantor's title to Sellers' assets, or (iii) have a material adverse affect on the Guarantor or the Sellers' assets.

            (l) Other Documents. Such other documents as may be required to be submitted to Lender by the terms hereof or of any Loan Document.

8.    DEFAULT AND REMEDIES.

      8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

            (a) The failure of Borrower to pay any amount of principal or interest on the Note, or any fee or other sums payable hereunder, or any other DVI Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise and such failure continues unremedied for a period of five (5) days after the date such payment is first due;

            (b) The failure of Borrower or Guarantor to duly perform or observe in any material respect any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this Section 8.1 and such failure continues unremedied for a period of ten (10) days after the earlier of (i) notice from Lender to Borrower or Guarantor of the existence of such failure, or (ii) the date on which any officer or principal of Borrower or Guarantor knows of the existence of such failure, provided that, in the event such failure is incapable of remedy, or was willfully caused or permitted by Borrower or Guarantor, Borrower and Guarantor shall not be entitled to any notice or grace hereunder;

            (c) The failure of Borrower or Guarantor to pay any Indebtedness for borrowed money in excess of Twenty-Five Thousand Dollars ($25,000.00), individually or in the aggregate, due to any third Person or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding Borrower or Guarantor, after the expiration of any notice and/or grace periods permitted in such documents;

            (d) The failure of Borrower or Guarantor to pay or perform in any material respect any other material obligation to Lender or to DVI Business Credit Corporation under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

            (e) The adjudication of Borrower or Guarantor as a bankrupt or insolvent, or the entry of an order for relief against Borrower or Guarantor or the entry of an order appointing a receiver or trustee for Borrower or Guarantor of any of their property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

            (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed or stayed within 60 days) against Borrower or Guarantor, or Borrower or Guarantor makes an assignment for the benefit of creditors, or Borrower or Guarantor takes any action to authorize any of the foregoing;

            (g) The suspension of the operation of Borrower's or Guarantor's present business, or Borrower or Guarantor becoming unable to meet its debts as they mature, or the admission in writing by Borrower or Guarantor to such effect, or Borrower or Guarantor calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

            (h) All or any material part of the Collateral or the assets of Borrower or Guarantor are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

            (i) The entry of a final judgment for the payment of money in excess of Twenty-Five Thousand Dollars ($25,000.00), individually or in the aggregate, against Borrower or Guarantor which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

            (j) Any representation or warranty of Borrower or Guarantor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower or Guarantor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

            (k) Borrower or Guarantor voluntarily or involuntarily dissolves or is dissolved, liquidates or is liquidated;

            (l) Borrower or Guarantor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower or Guarantor from conducting all or any material part of its business;

            (m) A material and adverse change occurs in any of Borrower's or Guarantor's operations, management or financial condition or in the value of the Collateral;

            (n) Any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs;

            (o) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of Borrower or Guarantor for more than thirty (30) consecutive days;

            (p) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower or Guarantor, which loss, suspension, revocation or failure to renew would have a material adverse effect on the business profits, assets or financial condition of Borrower or Guarantor;

            (q) Any change in the stock ownership of Guarantor, as described on
Schedule 5.4, any issuance of stock, debentures, warrants or other securities of Borrower or Guarantor which would cause a breach of Section 6.16 or any pledge of the stock of Borrower or Guarantor other than to the DVI Lenders;

            (r) Any breach by Borrower, Guarantor or any creditor of its obligations under any subordination agreement now or hereafter executed in favor of Lender; or

            (s) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by the Borrower or Guarantor; any stockholder of Borrower or Guarantor; or Borrower or Guarantor denies that it has any or any further liability or obligation hereunder or thereunder.

All notice, grace and cure periods provided herein shall run concurrently with all notice, grace and cure periods provided in any other Loan Documents.

      8.2. Remedies. At the option of the Lender, upon the occurrence of an Event of Default, or at any time thereafter:

            (a) The entire unpaid principal of the Term Loan, all other DVI Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Lender hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

            (b) Lender may, upon notice, increase the interest rate on the Term Loan to the Default Rate, without notice;

            (c) Lender may enter the premises occupied by Borrower or Guarantor and take possession of the Collateral and any records relating thereto; and/or

            (d) Lender may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

      If an Event of Default occurs under Section 8.1(e) or (f), all DVI Indebtedness shall become immediately due and payable.

      8.3. Sale or Other Disposition of Collateral. The sale, lease or other disposition of the Collateral, or any part thereof, by Lender after an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the DVI Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Lender may cause the Collateral to remain on Borrower's or Guarantor's premises or otherwise or to be removed and stored at premises owned by other Persons, at Borrower's expense, pending sale or other disposition of the Collateral. Borrower or Guarantor, at Lender's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Lender at a place to be designated by Lender. Lender shall have the right to conduct such sales on Borrower's or Guarantor's premises, at Borrower's or Guarantor's expense, or elsewhere, on such occasion or occasions as Lender may see fit. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrower and Guarantor at the address specified in Section 9.1 below, at least five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Lender in connection therewith and all other costs and expenses related thereto including reasonable attorney fees, shall be applied in such order as Lender, in its sole discretion, elects, toward satisfaction of the DVI Indebtedness. Lender shall account to Borrower and Guarantor for any surplus realized upon such sale or other disposition, and Borrower and Guarantor shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. Borrower and Guarantor agree that Lender has no obligation to preserve rights to the Collateral against any other parties. Lender is hereby granted a license or other right to use, after an Event of Default, without charge, Borrower's or Guarantor's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrower's and Guarantor's rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Lender's benefit. Lender shall be under no obligation to marshall any assets in favor of Borrower or Guarantor or any other party or against or in payment of any or all of the DVI Indebtedness.

      8.4. Actions with Respect to Accounts. Borrower and Guarantor hereby irrevocably make, constitute and appoint Lender (and any of Lender's designated officers, employees or agents) as their true and lawful attorney-in-fact, with full power of substitution, with power to signtheir name and to take any of the following actions, in their name or the name of Lender, as Lender may determine, without notice to Borrower or Guarantor and at Borrower's and Guarantor's expense:

            (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

            (b) Notify all account debtors that Borrower's and Guarantor's accounts have been assigned to Lender and that Lender has a security interest therein;

            (c) Upon the occurrence and during the continuation of an Event of Default, direct all account debtors to make payment of all Borrower's and Guarantor's accounts directly to Lender and forward invoices directly to such account debtors;

            (d) Upon the occurrence and during the continuation of an Event of Default, take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

            (e) Upon the occurrence and during the continuation of an Event of Default, notify the United States Postal Service to change the address for delivery of mail addressed to Borrower or Guarantor to such address as Lender may designate;

          (f) Upon the occurrence and during the continuation of an Event of Default, have access to any lockbox or postal boxes into which Borrower's or Guarantor's mail is deposited and receive, open and reasonably dispose of all mail addressed to Borrower (any sums received pursuant to the exercise of the rights provided in Sections 8.4 (a) through (f) above may, at Lender's option, be deposited in a cash collateral account in favor of Lender);

            (g) Upon the occurrence and during the continuation of an Event of Default, take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

            (h) Upon the occurrence and during the continuation of an Event of Default, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Lender may:

                  (1) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Lender;

                  (2) Receive and collect all monies due or to become due to Borrower or Guarantor;

                  (3) Exercise all of Borrower's or Guarantor's rights and remedies with respect to the collection of accounts;

                  (4) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

                  (5) Sell or assign the accounts on such terms, for such amount and at such times as Lender deems advisable;

                  (6) Prepare, file and sign Borrower's or Guarantor's name or names on any Proof of Claim or similar document in any proceeding filed under federal or state Bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

                  (7) Prepare, file and sign Borrower's or Guarantor's name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the
Collateral;

                  (8) Endorse the name of Borrower or Guarantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Lender's possession;

                  (9) Sign the name of Borrower or Guarantor to verifications of accounts and notices thereof sent by account debtors to Borrower or Guarantor; or

                  (10) Take all other actions necessary or desirable to protect Borrower's Guarantor's or Lender's interest in the accounts.

Borrower and Guarantor ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable. Borrower and Guarantor agree to assist the Lender in the collection and enforcement of their accounts and not to hinder, delay or impede the Lender in its collection or enforcement of said accounts.

      8.5. Set-Off. Without limiting the rights of Lender under applicable law, Lender has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower or Guarantor now or at any time in Lender's possession in any capacity whatsoever, as security for all DVI Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit of Borrower or Guarantor against any or all of the DVI Indebtedness and the Borrower's and Guarantor's obligations under the Loan Documents.

      8.6. Turnover of Property Held by Lender. Borrower and Guarantor irrevocably authorize any Affiliate of Lender, upon and following the occurrence of an Event of Default, at the request of Lender and without further notice, to turnover to Lender any property of Borrower or Guarantor held by such Affiliate, including without limitation, funds and securities for the Borrower's or Guarantor's account and to pay or transfer such amount or property to Lender for application to the DVI Indebtedness.

      8.7. Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Lender. No single, partial or full exercise of any rights, remedies, powers and privileges by the Lender shall preclude further or other exercise thereof. No course of dealing between Lender and Borrower or Guarantor shall operate as or be deemed to constitute a waiver of Lender's rights under the Loan Documents or affect the duties or obligations of Borrower or Guarantor.

      8.8. Remedies Cumulative; Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Lender's favor at law or in equity. Whenever the Lender's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Lender.

      8.9. Certain Fees, Costs, Expenses, Expenditures and Indemnification. Borrower and Guarantor agrees to pay on demand all costs and expenses of Lender, including without limitation:

            (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Lender reasonably deems advisable;

            (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Lender's rights or remedies under the Loan Documents, or any other agreement relating to any DVI Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Lender (including without limitation court costs, reasonable attorney's fees and expenses of accountants and appraisers); and

            (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

      In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Lender in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the DVI Indebtedness.

      With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Lender interest thereon at the Default Rate.

      Borrower agrees to indemnify and hold harmless, Lender and Lender's officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses actually incurred by such Person (whether or not such Person is a party to any litigation), including reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower or any of its Affiliates, except for any of the foregoing arising solely from the willful misconduct or gross negligence of Lender.

      Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the DVI Indebtedness.

      8.10. Time is of the Essence. Time is of the essence in Borrower's and Guarantor's performance of their obligations under the Loan Documents.

      8.11. Acknowledgement of Confession of Judgment Provisions. BORROWER AND GUARANTORS ACKNOWLEDGE AND AGREE THAT THE NOTE AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY LENDER MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWER AND GUARANTOR. BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY LENDER UNDER THE NOTE AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWER AND GUARANTOR HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO LENDER ENTERING JUDGMENT AGAINST BORROWER AND GUARANTOR BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWER'S AND GUARANTOR'S LIABILITY TO REIMBURSE LENDER FOR ALL LEGAL FEES ACTUALLY INCURRED BY LENDER, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

9.    COMMUNICATIONS AND NOTICES.

      9.1. Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

      To Borrower:

            Healthcare Imaging Services, Inc.
            200 Schulz Drive
            Red Bank, NJ  07701
            Attention:  Eliott H. Vernon, Chairman
            Telecopier: (732) 224-9379

      With a copy to:


            Swidler Berlin Shereff Friedman, LLP
            919 Third Avenue
            New York, NY  10022
            Attention:  Scott Zimmerman, Esquire
            Telecopier:  212-758-9526

      To Guarantor:

            HIS Imaging Co.
            200 Schulz Drive
            Red Bank, NJ  07701
            Attention:  Eliott H. Vernon, Chairman
            Telecopier: (732) 224-9379

      With a copy to:

            Swidler Berlin Shereff Friedman, LLP
            919 Third Avenue
            New York, NY  10022
            Attention:  Scott Zimmerman, Esquire
            Telecopier:  212-758-9526


      To Lender:

            DVI Financial Services Inc.
            500 Hyde Park
            Doylestown, PA  18901
            Attention:  Richard Miller, President
            Telecopier:  215-230-1845

      With a copy to:

            DVI Financial Services Inc.
            500 Hyde Park
            Doylestown, PA  18901
            Attention: Sara Lee Keller-Smith, Deputy General
            Counsel
            Telecopier:  215-345-4428

10. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

      10.1. "Accounting Terms" as used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, and not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

      10.2. "Acquisition Documents" means that certain Asset Purchase Agreement dated September 16, 1998 by and among Borrower and Sellers and all documents, instruments and agreements executed and delivered in connection therewith.

      10.3. "Affiliate", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

      10.4 "Beran Companies" means Echelon MRI, P.C., Mainland Imaging Center, P.C., North Jersey Imaging Management Associates, L.P., Bloomfield Imaging Associates, P.A. and Irving N. Beran, M.D., P.A.

      10.5. "Business Day" means any day except a Saturday, Sunday or other day on which commercial Lenders in Philadelphia, PA are authorized by law to close.

      10.6. "Capitalized Leases" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

      10.7. "Capitalized Lease Obligations" means all amounts payable with respect to a Capitalized Lease.

      10.8. "Corporation" means a corporation, partnership, trust, unincorporated organization, association or joint stock company.

      10.9. "DVI Indebtedness" shall mean all obligations and Indebtedness of Borrower to Lender, whether now or hereafter owing or existing, under the Loan Documents, together with all interest and other sums payable in connection with any of the foregoing.

      10.10. "DVI Lenders" or "DVI Lender" means Lender and/or
DVI Business Credit Corporation.

      10.11. "Event of Default" means each of the events specified in Section
8.1.

      10.12. "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

      10.13. "Guarantor" means HIS Imaging Co., a Delaware corporation.

      10.14. "Indebtedness," as applied to a Person, means:

            (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

            (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

            (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

      10.15 "Loan Documents" means this Agreement, the Note, Surety Agreement, Subordination Agreement, Security Agreement, Security Pledge Agreements and all other documents, executed or delivered by Borrower or Guarantor pursuant to this Agreement, as they may be amended from time to time.

      10.16. "Maturity Date" means May 1, 1999.

      10.17. "Net Proceeds" means the gross proceeds of any debt or equity offering consummated by the Borrower less the usual and customary costs of such offering actually incurred by the Borrower in connection therewith.

      10.18. "Obligors" means Borrower and Guarantor and "Obligor" means Borrower or Guarantor.

      10.19. "Person" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity

      10.20. "Sellers" means Echelon MRI, P.C., Mainland Imaging Center, P.C., North Jersey Imaging Management Associates, L.P., Bloomfield Imaging Associates, P.A., Irving N. Beran, M.D., P.A., The Estate of Irwin N. Beran, Deceased, Mrs.
Phyllis Beran and Sam Beran, M.D.

      10.21. "Subsidiary" means a Corporation (a) which is organized under the laws of the United States or any State thereof, or any other county or jurisdiction Canada or Puerto Rico, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, Canada or Puerto Rico, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its Subsidiaries.

11.   WAIVERS.

      11.1. Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Lender in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrower and Guarantor waive:

            (a) all procedural errors, defects and imperfections in such proceedings;

            (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

            (c) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Note;

            (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

            (e) any demand for possession of Collateral prior to commencement of any suit; and

            (f) all rights to claim or recover attorney's fees and costs in the event that Borrower or Guarantor is successful in any action to remove, suspend or enforce a judgment entered by confession.

      12.2. Forbearance. Lender may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower or Guarantor.

      12.3. Limitation on Liability. Borrower and Guarantor shall be responsible for and Lender is hereby released from any claim or liability in connection with:

            (a)   Safekeeping any Collateral;

            (b)   Any loss or damage to any Collateral;

            (c)   Any diminution in value of the Collateral; or

            (d) Any act or default of another Person.

Lender shall only be liable for any act or omission on its part constituting willful misconduct and gross negligence. In the event that Lender breaches its required standard of conduct, Borrower and Guarantor agree that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower or Guarantor brings suit against Lender in connection with the transactions contemplated hereunder and Lender is found not to be liable, Borrower and Guarantor will indemnify and hold Lender harmless from all costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with such suit. This Agreement is not intended to obligate Lender to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.

13.   SUBMISSION TO JURISDICTION.

      13.1. Submission to Jurisdiction. Borrower and Guarantor hereby consent to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Lender's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower and Guarantor waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 9.1. Borrower and Guarantor hereby irrevocably appoint as their agent for
the purpose of accepting service of any process within the Commonwealth of Pennsylvania. Nothing contained in this Section 13.1 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or Guarantor or their property in the courts of any other jurisdiction.

14.    MISCELLANEOUS.

      14.1. Brokers. The transaction contemplated hereunder was brought about and entered into by Lender and Borrower and Guarantor acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower and Guarantor represent to Lender that Borrower and Guarantor have not committed Lender to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Lender by any broker, finder or agent or any other Person, Borrower and Guarantor agree to indemnify, defend and hold Lender harmless against any such claim, at Borrower's and Guarantor's own cost and expense, including Lender's reasonable attorneys' fees. Borrower and Guarantor further agree that until any such claim or demand is adjudicated in Lender's favor, the amount claimed and/or demanded shall be deemed part of the DVI Indebtedness secured by the Collateral.

      14.2. No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower or Guarantor to make any contract on behalf of Lender, nor shall this Agreement be construed as creating a partnership, joint venture or making Lender an investor in Borrower.

      14.3. Survival. All covenants, agreements, representations and warranties made by Borrower and Guarantor in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Lender or on its behalf and the making by Lender of the loans or advances to Borrower.
All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower or Guarantor pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower.

      14.4. No Assignment by Borrower. Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and Lender shall not be required to lend hereunder except to Borrower as it presently exists.

      14.5. Assignment or Sale by Lender. Lender may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower and Guarantor in its possession.

      14.6. Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      14.7. Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

      14.8. No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

      14.9. Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

      14.10. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

      14.11. Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth (without giving effect to the principles of conflicts of law).

      14.12. Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

      14.13. Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

      14.14. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

      14.15. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      14.16. Waiver of Right to Trial by Jury. BORROWER, GUARANTOR AND LENDER WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTOR OR LENDER WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, GUARANTOR AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER, GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER AND GUARANTOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    HEALTHCARE IMAGING SERVICES, INC.

                                    By: /s/ Elliott H. Vernon
                                    Name/Title: President



                                    DVI FINANCIAL SERVICES INC.

                                    By: /s/ Anthony J. Turek
                                    Name/Title: Managing Director

The undersigned, intending to be legally bound, hereby joins in the representations and warranties and consents to and agrees to be bound by the terms, conditions and covenants applicable to the undersigned as set forth in the foregoing Loan and Security Agreement, including without limitations the waivers set forth in Sections 11 and 14.16.


                                    HIS IMAGING CO.


                                    By: /s/ Elliott H. Vernon
                                    Name/Title: President

                                    EXHIBITS



Exhibit "A"             -     Term Note








                                   SCHEDULES



Schedule 4.1(g)  Description of Pledged Securities

Schedule 5.4     Ownership of Guarantor

Schedule 5.5     Equity Interests owned by Borrower or
                 Guarantor

Schedule 5.8     Pending or Threatened Litigation

Schedule 5.15 Names (including tradenames) and Addresses of Borrower and Guarantor.

Schedule 5.17    Employee Pension Benefit Plan Obligations of
                 Borrower and Guarantor

Schedule 6.3     Permitted Indebtedness for Borrowed Money

Schedule 6.8     Permitted Liens and Security Interests

Schedule 6.15    Permitted Loans to Affiliates, Shareholders,
                 Officers or Directors